Exhibit 10.4

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SUPPORT AGREEMENT

August 10, 2026

This Support Agreement (this “Agreement”) is dated as of August 10, 2026, and is entered into by and between SAIHEAT Limited, a Cayman Islands exempted company (“Parent”) and Energy Science Artist Holding Limited, a British Virgin Islands business company (“Shareholder”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, Saiheat Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Canopy Wave Inc., a Delaware corporation (the “Company”), Taoyue (Tao) Zhang, and Chunyi (James) Liao (together, the “Sellers”) are concurrently entering into that certain Agreement and Plan of Merger, dated as of August 10, 2026 (as amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Parent (the “Merger” and, together with all other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, Shareholder is the registered and beneficial owner of all issued and outstanding Parent Class B Ordinary Shares (the “Subject Shares”), which represents 84.12% of the total voting power of Parent immediately prior to the Closing;

WHEREAS, as a condition to the Company’s obligation to consummate the Merger, the Merger Agreement requires, among other things, all issued and outstanding Parent Class B Ordinary Shares to be converted into Parent Class A Ordinary Shares immediately prior to the Closing; and

WHEREAS, as an inducement for the Company and the Sellers to enter into the Merger Agreement, Shareholder is willing to enter into this Agreement and make the commitments set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I — SUPPORT OBLIGATIONS

Section 1.1 Agreement to Support and Approve the Transactions.

Shareholder hereby irrevocably:

(a) approves the Merger Agreement and the Transactions;

EXECUTION VERSION

(b) agrees to vote (in person, by proxy, or by written consent) all Subject Shares, and any other Parent Ordinary Shares and equity securities of Parent owned or acquired by Shareholder from time to time (whether beneficially or of record) (collectively with the Subject Shares, the “Voting Securities”) in favor of:

(i) the adoption of the A&R Parent MAA conditional upon and effective at the Effective Time, any amendment or alteration of share capital contemplated thereby, and all related special resolutions and ordinary resolutions required in connection with the Transactions; and

(ii) any other shareholder matter reasonably necessary or otherwise reasonably requested by Parent to consummate the Transactions; and

(c) agrees to vote all Voting Securities against any proposal, action, or transaction that is intended to or could reasonably be expected to impede, interfere with, delay, prevent, nullify, or adversely affect the Merger Agreement or the Transactions.

Section 1.2 Requisite Consents.

Shareholder shall deliver, execute, and provide all consents, approvals, and waivers required under the Existing Parent MAA or applicable law from the holder of Parent Class B Ordinary Shares in connection with the Transactions, the adoption and effectiveness of the A&R Parent MAA (including the amendment and restatement of the Existing Parent MAA as contemplated by Section 4.4 and Section 6.1 of the Merger Agreement), and the issuance of Parent Class B Ordinary Shares in accordance with the Merger Agreement, in each case promptly upon request by Parent and in any event no later than three (3) Business Days prior to the date such consent, approval or waiver is required, including but not limited to:

(i) a consent in writing of the holders of not less than two-thirds of the issued Parent Class B Ordinary Shares, in accordance with Article 10.1 of the Existing Parent MAA; and

(ii) a written consent or vote of a majority of the voting power of the Parent Class B Ordinary Shares, voting exclusively and as a separate class, in accordance with Article 17.3 of the Existing Parent MAA.

Section 1.3 Appearance; Quorum.

At any duly convened meeting of Parent shareholders, Shareholder shall appear in person or by proxy for purposes of constituting a quorum and shall take all actions necessary to cause the Subject Shares to be counted as present.

Section 1.4 Irrevocable Proxy.

Shareholder hereby irrevocably appoints Parent and any designee of Parent, and each of them individually, as Shareholder’s true and lawful proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place, and stead of Shareholder, to vote (or cause to be voted) the Voting Securities, at any meeting of the shareholders of Parent (whether annual or extraordinary, and at any adjournment or postponement thereof) and in any action by written resolution or written consent in lieu of a meeting, in each case in the manner contemplated by Section 1.1 and Section 1.2 of this Agreement. This proxy is: (a) coupled with an interest sufficient in law to support an irrevocable proxy, such interest arising from, among other things, Parent’s rights under this Agreement and under the Merger Agreement and the consideration to be received in connection with the Transactions; (b) irrevocable and shall not be terminated by operation of law (including by reason of any Encumbrance, disability, incapacity, or death of Shareholder, or the bankruptcy, dissolution, liquidation, or winding up of Shareholder), by act of Shareholder, or otherwise, until the termination of this Agreement in accordance with Section 6.1; and (c) granted as an inducement for the Company and the Sellers to enter into the Merger Agreement. If Shareholder fails for any reason to vote the Voting Securities in accordance with the requirements of Section 1.1 and Section 1.2, Parent shall have the right to vote such shares in accordance with the terms thereof by exercise of this proxy. The proxy granted by this Section 1.4 shall revoke any and all prior proxies granted by Shareholder with respect to the Voting Securities and shall expire automatically and immediately upon termination of this Agreement.

Section 1.5 Voting Agreement.

This Agreement is intended to constitute a valid and binding arrangement governing the exercise of voting rights attaching to the Voting Securities in accordance with the articles of association of Parent. Each party agrees to take all actions, and to execute and deliver all further instruments and documents, as may be reasonably necessary to give full effect to this Agreement as a voting agreement under Cayman Islands law.

Article II — CONVERSION OF PARENT CLASS B ORDINARY SHARES

Section 2.1 Conversion Obligation.

Shareholder hereby irrevocably agrees that, immediately prior to the Closing, and subject to the terms and conditions of this Agreement and the Merger Agreement, all Subject Shares shall be converted into Parent Class A Ordinary Shares on a one-for-one basis (the “Conversion”), in accordance with and pursuant to the applicable provisions of the Existing Parent MAA (including, without limitation, any article thereof providing for the conversion of Parent Class B Ordinary Shares into Parent Class A Ordinary Shares) and the Companies Act (As Revised) of the Cayman Islands. To the extent that the Conversion requires any act, election, notice, consent, resolution (whether board or shareholder), instrument, or filing under the Existing Parent MAA, or applicable Cayman Islands law, Shareholder hereby irrevocably (a) consents to and approves the Conversion, (b) agrees to take, and to cause to be taken, all actions (including delivering any required conversion notice, executing any required written resolution, voting in favor of any required resolution, and surrendering any applicable share certificates) necessary or reasonably desirable to effect the Conversion, (c) waives any and all conditions, restrictions, or rights (including any right of first refusal, preemptive right, anti-dilution right, or similar right) that would prevent, delay, or condition the Conversion, and (d) authorizes and directs Parent’s board of directors to take all steps within its authority under the Existing Parent MAA and applicable law to register the Conversion and update the register of members of Parent to reflect the Conversion, in each case so that no Parent Class B Ordinary Shares remain issued and outstanding immediately prior to the Effective Time. Shareholder acknowledges that the Conversion is a material inducement to the Company and the Sellers entering into the Merger Agreement and that the Company and the Sellers are relying on Shareholder’s commitments under this Section 2.1 and the enforceability thereof.

Section 2.2 Conversion Deliverables.

Shareholder shall execute and deliver to Parent, promptly upon request, all notices, instruments, letters of transmittal, share certificates (if applicable), director or shareholder resolutions, and any other documentation reasonably necessary to effect, evidence, and record the Conversion, including to support delivery of an updated register of members of Parent reflecting the Conversion.

Section 2.3 No Further Issuance.

From the date hereof until the Closing, Shareholder shall not take any action (and shall not consent to any action) that would result in the issuance, creation, or existence of any additional Parent Class B Ordinary Shares.

Article III — REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Section 3.1 Ownership of Shares.

Shareholder hereby represents and warrants, as of the date of this Agreement and immediately prior to the Closing Date, that Shareholder is and/or will be, as applicable, the sole registered and beneficial owner of the Subject Shares, being the total number of Parent Class B Ordinary Shares set forth in Section 4.6(a) of the Parent Disclosure Schedule (as defined in the Merger Agreement), and holds no other Parent Ordinary Shares or other equity securities of Parent. Shareholder has good and valid title to all Subject Shares, free and clear of any and all liens, pledges, charges, encumbrances, options, rights of first refusal, voting trusts, voting agreements, proxies, or other restrictions or encumbrances of any nature whatsoever (collectively, “Encumbrances”), other than those arising under this Agreement, the Existing Parent MAA, or applicable securities laws.

Section 3.2 No Transfer of Ownership or Voting Rights.

Shareholder hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, that Shareholder has not, at any time prior to the date hereof: (a) sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of, or agreed to dispose of (collectively, “Transfer”), any Subject Shares or any interest therein, or entered into any agreement, arrangement or undertaking with respect to the foregoing; (b) granted any proxy, power of attorney, voting trust, or other voting arrangement with respect to any Subject Shares (other than any proxy or voting arrangement revoked pursuant to Section 4.2); or (c) entered into any swap, hedge, or other arrangement that transfers to any Person, in whole or in part, any of the economic consequences of ownership of any Subject Shares. No Person other than Shareholder has any right, title, or interest (legal or beneficial) in or to any Subject Shares, or any right to vote or direct the voting of any Subject Shares.

Section 3.3 No Outstanding Proxies or Voting Arrangements.

Shareholder hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, that there are no proxies, powers of attorney, voting trusts, voting agreements, or other arrangements or understandings (whether written or oral) outstanding with respect to the voting or disposition of any Subject Shares, other than those arising under this Agreement, the Existing Parent MAA, or as expressly contemplated by the Merger Agreement. To the extent any such proxy, power of attorney, or voting arrangement exists, it is hereby revoked in its entirety pursuant to Section 4.2.

Section 3.4 Authority; Binding Obligation.

Shareholder hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, that Shareholder has full legal capacity, power, and authority to execute, deliver, and perform this Agreement and all obligations hereunder. This Agreement has been duly authorized, executed, and delivered by Shareholder and constitutes the legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity.

Article IV — TRANSFER RESTRICTIONS AND PROXY REVOCATION

Section 4.1 No Transfer.

From the date hereof until termination of this Agreement pursuant to Section 6.1, except as otherwise contemplated by the Merger Agreement, Shareholder shall not, directly or indirectly:

(a) Transfer any Voting Securities or any interest therein, or enter into any agreement, arrangement or understanding with respect to the foregoing;

(b) grant any proxy, power of attorney, or other authorization with respect to any Voting Securities in a manner inconsistent with this Agreement; or

(c) enter into any voting trust, vote pooling arrangement, or other agreement with respect to the vote of any Voting Securities.

Section 4.2 Revocation of Existing Proxies.

Shareholder hereby revokes, effective immediately upon execution of this Agreement, any and all prior proxies, powers of attorney, and voting arrangements granted or entered into with respect to the Subject Shares that are inconsistent with this Agreement, to the extent applicable.

Section 4.3 Legend; Stop-Transfer Instructions.

In furtherance of the transfer restrictions set forth in this Article IV, and without limiting the foregoing:

(a) Shareholder acknowledges and agrees that Parent shall be entitled to cause an appropriate restrictive legend to be placed on any certificate (or book-entry notation) evidencing the Voting Securities (and any Parent Class A Ordinary Shares issued upon conversion thereof), which legend shall be in substantially the following form (or such other form as Cayman Islands counsel may advise is appropriate under applicable law):

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS AND OTHER OBLIGATIONS PURSUANT TO A SUPPORT AGREEMENT DATED AS OF AUGUST 10, 2026, BY AND BETWEEN SAIHEAT LIMITED AND THE REGISTERED HOLDER HEREOF, COPIES OF WHICH ARE ON FILE WITH SAIHEAT LIMITED. NO TRANSFER OF THESE SHARES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SUPPORT AGREEMENT.”

(b) Parent is hereby authorized and directed to deliver stop-transfer instructions to its transfer agent, registered office provider, and/or share registrar with respect to the Voting Securities (and any Parent Class A Ordinary Shares issued upon conversion thereof), instructing such transfer agent, registered office provider, and/or share registrar to refuse to register any transfer of such shares that is not made in compliance with this Agreement. Shareholder shall not instruct, request, or cause Parent’s transfer agent, registered office provider, or share registrar to remove or modify any such stop-transfer instructions except in connection with a transfer that is expressly permitted under this Agreement.

(c) Parent shall cause its registered office provider or share registrar to note the restrictions imposed by this Agreement on the register of members of Parent with respect to the Voting Securities.

Article V — FURTHER ASSURANCES; NO IMPEDING ACTIONS

Section 5.1 Further Assurances.

Shareholder shall promptly execute and deliver, or cause to be executed and delivered, such additional consents, resolutions, deeds, instruments, and documents as Parent may reasonably request in order to carry out the Transactions.

Section 5.2 No Impeding Actions.

Shareholder shall not, and shall not permit any affiliate to, exercise any veto right, blocking right, consent right, or similar right (whether contractual, statutory, or otherwise) in a manner that would impede, obstruct, delay, prevent, nullify, or adversely affect the consummation of the Transactions or any obligation of any party under the Merger Agreement.

Article VI — TERM AND TERMINATION

Section 6.1 Termination.

This Agreement shall automatically terminate, without any action by the parties, upon the earliest to occur of:

(a) the Closing; and

(b) the termination of the Merger Agreement in accordance with its terms.

Section 6.2 Effect of Termination.

Upon termination, this Agreement shall become void and of no further force or effect; provided that (i) this Section 6.2 and Article VII shall survive any termination, and (ii) no termination shall relieve any party of liability for any willful and material breach of this Agreement occurring prior to such termination.

Article VII — MISCELLANEOUS

Section 7.1 Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of laws principles. Each party agrees that any legal suit, action, or proceeding arising under or relating to this Agreement shall be brought exclusively in any state or federal court located in the State of New York, in the County of New York. Each party submits to the personal jurisdiction of such courts in any such suit, action, or proceeding. Each party irrevocably waives any objection to such venue and agrees not to plead or object based on forum non conveniens.

Section 7.2 Third-Party Beneficiaries.

Each of the Company (Canopy Wave Inc.) and the Sellers (each as defined in the Merger Agreement) is an express intended third-party beneficiary of this Agreement, including, without limitation, the obligations of Shareholder set forth in Article I, Article II, Article III, and Article V, and shall have the right to enforce any and all provisions of this Agreement directly against Shareholder as if it were a party hereto, including the right to seek specific performance and injunctive relief as provided in Section 7.3 herein. The rights of the Company and the Sellers under this Section 7.2 are in addition to, and not in limitation of, any rights they may have under the Merger Agreement or applicable law. No amendment, modification, or waiver of any provision of this Agreement that would adversely affect the rights of the Company or any Seller as a third-party beneficiary hereunder shall be effective without the prior written consent of the Company and each affected Seller.

Section 7.3 Specific Performance.

The parties acknowledge that irreparable harm would result from any breach of this Agreement, that monetary damages would be an inadequate remedy, and that each of the parties, the Sellers, and the Company shall be entitled to injunctive relief and specific performance to enforce the terms hereof without the necessity of proving damages or posting any bond or other security, in addition to any other remedies available at law or in equity.

Section 7.4 Waiver of Jury Trial.

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 7.5 Amendments; Waivers.

No amendment to this Agreement shall be valid unless made in writing and signed by each party. No waiver of any right hereunder shall be effective unless in writing.

Section 7.6 Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

Section 7.7 Severability.

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect, and the parties shall negotiate in good faith to replace the invalid provision with an enforceable one having as close to the same effect as possible.

Section 7.8 Counterparts.

This Agreement may be executed in counterparts (including by electronic signature or .pdf), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

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* * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SAIHEAT LIMITED

By:	/s/ Jianwei Li
Name:	Jianwei Li
Title:	Director

Address:	[****]
Email:	[****]

ENERGY SCIENCE ARTIST HOLDING LIMITED

By:	/s/ Zhang Peng
Name:	Zhang Peng
Title:	Director

Address:	[****]
Email:	[****]